Regal-Beloit's Acquisition of GE's HVAC Motors and Capacitors Business Reshaping the Electric Motor Landscape January 2005

Safe harbor statement Statements made during this presentation and any related question and answer session contain "forward-looking statements" that we believe qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the future financial performance of the acquired HVAC motors and capacitors businesses, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties which could cause actual results or outcomes to differ materially from those currently anticipated. Important factors that could affect actual results or outcomes include: unexpected issues and costs arising from the integration of the HVAC motors and capacitors businesses; marketplace acceptance of the acquisition, including the loss of, or a decline in business from, significant HVAC customers; unanticipated fluctuations in commodity prices and raw material costs and issues affecting the Company's ability to pass increased costs on to its customers; difficulties in staffing and managing the Company's foreign operations; and changes in global political, economic, business, competitive, market and regulatory factors as detailed in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's Current Report on Form 8-K filed on January 6, 2005. We disclaim any obligation to update publicly the forward-looking statements to reflect subsequent events or circumstances.

Jim Packard Chairman and CEO Henry Knueppel President and COO Dave Barta Vice President and CFO Mark Gliebe Group President Ken Kaplan Vice President, Treasurer and Secretary Dave Eisenreich Group President

Transaction overview Acquirer Regal-Beloit Corporation Target GE's HVAC / Refrigeration Motors and Capacitors operations Consideration $400 million ($270 million cash and $130 million of RBC common stock) Closing date December 31, 2004 2005 projected sales $500 million (more than 90% HVAC motors with balance being capacitors) Projected financial impact 2005 accretion of $0.32 to $0.34 per diluted share after one-time costs totaling $0.20 per share 2005 ROIC of approximately 9% Maintains prudent leverage metrics RBC believes it is now the largest commercial / industrial motor producer in the U.S. and the leader in HVAC motors Note: Consideration excludes the impact of the value protection mechanism as defined in the Shareholder Agreement.

A.O. Smith Emerson Electric Others Regal 0.2 0.2 0.05 0.385 0.165 Replacement 0.7 New 0.3 Business at a glance 2003 2004E 2005P Sales 380 440.7 500 ($ in millions) Product Offering and End Markets Leading position in growing, less cyclical HVAC motor market Source: Management estimates of US CHAC market.

New blue chip customers Supplying leading OEMs in the HVAC industry

23% CAGR Technology Features Financial Impact Technology advantage . . . .. . . that delivers growth ECM Technology Historical ECM Unit Sales Maintains constant air flow More quiet than standard motor 30% more efficient than std. motor New "Plug and Play" compatibility Protected by over 125 patents Proven, growing ECM technology Historical growth driven by demand for high performance HVAC systems Higher prices relative to standard motors Expanding ECM manufacturing capacity to meet continuing growth

HVAC Market by SEER Today SEER dynamics Seasonal Energy Efficiency Ratio (SEER) is the ratio of HVAC cooling to watts consumed 10 SEER legislated in 1992 and in effect today 12 SEER planned for January 2006 In January 2004, courts overturned 12 SEER and now require 13 SEER by January 2006 HVAC Market by SEER in 2006 ECM-enabled HVAC systems offer a cost-effective SEER 13 solution Source: Management estimates.

Strong team and global operations

Selected Management

Mark Gliebe
Group President
➪ 22+ years at GE

John Thomas *Business Leader, HVAC Fan/Cap.* ➪ 15+ years at GE	**Paul Goldman** *Business Leader, ECM* ➪ 17+ years at GE	**Mike Wickiser** *Sales GM* ➪ 21+ years at GE	**John Schlemmer** *GM, Technology* ➪ 18+ years at GE
MK Trisal *Pres./CEO, India* ➪ 5+ years at GE	**Tim Harris** *Sourcing Manager, Motors & Controls* ➪ 17+ years at GE	**John Vassilaros** *Manufacturing Manager, HVAC* ➪ 12+ years at GE	**Vivek Bhargava** *Six Sigma Leader* ➪ 14+ years at GE


Springfield, Missouri
Fort Wayne, Indiana
Juarez, Mexico
Reynosa, Mexico
Faridabad, India
Hyderabad, India

REGAL-BELOIT

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Projected 2005 EPS accretion of $0.32 to $0.34 per diluted share after one-time costs estimated at $0.20 per share Guidance gives effect to higher material costs expected in 2005 versus 2004 Pro forma for related debt and equity financing activities One-time costs include integration activities and acquisition accounting (approximately half of which will flow through in first quarter of 2005) Financial summary Note: Excludes impact of acquisition-related adjustments and one-time costs. Amounts are pro forma, as noted in Form 8-K dated January 6, 2005. Please see further discussion of financial information in Form 8-K.

Estimated present value of goodwill tax shield benefit of $45 to $50 million Maintains strong balance sheet with significant cash flow Pro forma combination Note: Excludes impact of subsequent equity financing activities. Amounts are pro forma, as noted in Form 8-K dated January 6, 2005. Please see further discussion of financial information in Form 8-K.

Shareholder agreement Key terms of shareholder agreement with GE Requires RBC to provide GE with specific liquidity opportunities GE shares stock appreciation with RBC in exchange for downside value protection Other customary terms and conditions GE liquidity provisions Register all 4.56 million shares via shelf registration Attempt underwritten offering of at least 75% of GE's shares within 60 days of registration effectiveness

Value sharing mechanism If unable to sell at least 75% of GE's stock within 150 days of delivery of 2004 HVAC and Capacitor audit, RBC value sharing of 50% over $125.7 million ceases Note: Net proceeds to be determined after underwriting and selling concessions. Value sharing / downside protection is based on the net proceeds GE realizes upon monetization of its stock ($ in millions, except per share amounts)

Compelling value creation Proven track record of acquiring and integrating businesses Increases Scale Expands Attractive Markets Serve less cyclical end markets Premier customer base Best-in-class products Creates Shareholder Value Accretive to earnings and ROIC Prudent capital structure for continued growth Leading market positions Low cost manufacturing locations Additional talented management and operating team